Exhibit 99.1


                    Tower Group, Inc. Reports 45% Increase in
              Net Income; Company Delivers Record Results for 2006



    NEW YORK--(BUSINESS WIRE)--Feb. 27, 2007--Tower Group, Inc. (NASDAQ: TWGP) today reported its financial results for the fourth quarter of 2006, including a 45% increase in net income to $9.5 million as compared to net income of $6.6 million in the fourth quarter of 2005. For the year ended December 31, 2006, net income increased 77% to $36.8 million as compared to $20.8 million for the prior year.

    Diluted earnings per share of $0.46 for the fourth quarter of 2006 were based on 20,483,388 weighted average diluted shares as compared with $0.32 per share for the fourth quarter of 2005, based on 20,200,584 weighted average diluted shares. For the year, Tower reported diluted earnings per share of $1.82, based on 20,147,318 weighted average diluted shares, as compared with $1.03 per diluted share for the year ended December 31, 2005 based on 20,147,073 weighted average diluted shares.



              Fourth Quarter and Twelve Month Highlights

                            Three Months Ended    Twelve Months Ended
                               December 31,          December 31,
                           --------------------- ---------------------
                             2006       2005       2006       2005
                           ===================== =====================


Gross premiums written      $121,066    $78,612   $432,663   $300,107
Net premiums written          65,059     55,845    245,070    211,782
Net premiums earned           55,080     51,503    223,988    164,436
Total commission and fee
 income                       15,583     10,980     52,237     40,213
Net investment income          7,151      4,504     23,026     14,983
Net realized gains
 (losses) on investments          96        (92)        12        122
Total revenues                77,910     66,895    299,263    219,754
Other income                     550          -     13,402          -
Net Income                     9,513      6,564     36,764     20,754

EPS - Basic                    $0.47      $0.33      $1.85      $1.06
EPS - Diluted                  $0.46      $0.32      $1.82      $1.03
Return on Average Equity        20.7%      18.4%      22.2%      15.1%


    Note: The net effects of the commutation and novation transactions with PXRE in the second quarter of 2006, the gains recorded on the CastlePoint investment and warrant, and the CastlePoint start-up costs added $4.1 million to our net income and 2.2 percentage points to our return on average equity for the year ended December 31, 2006.

    Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. commented, "Our operating results during the fourth quarter and full year 2006 continue to be driven by the strength of our business model which produced a return on equity in excess of 20%. In addition, we are pleased that despite competitive pricing in certain market segments, we successfully executed on our marketing and underwriting strategies to achieve strong top line premium growth and excellent underwriting results. With the establishment of our strategic relationship with CastlePoint, the recently completed capital raise for Tower and the pending acquisition of Preserver, we are well positioned in 2007 to continue profitable premium growth while maintaining our underwriting and expense discipline."

    Fourth Quarter 2006 Financial Highlights

    Total revenues increased 16.5% to $77.9 million in the fourth quarter of 2006 as compared to $66.9 million in the same period in 2005. Net premiums earned increased by 6.9% to $55.1 million for the three months ended December 31, 2006 compared to $51.5 million for the same period in 2005. During the fourth quarter of 2006, we ceded to CastlePoint Reinsurance $45.5 million, or approximately 38% of gross premiums written in our insurance segment, under quota share reinsurance agreements. This is compared to a 25% quota share ceding percentage in the three months ended December 31, 2005.

    Total commission and fee income increased 41.9% to $15.6 million in the fourth quarter of 2006 as compared to $11.0 million in the fourth quarter of 2005. Net investment income in the fourth quarter of 2006 increased 58.8% to $7.2 million versus $4.5 million in the fourth quarter of 2005.

    Gross loss and loss adjustment expenses and the gross loss ratio for the Insurance and Reinsurance Segments combined for the three months ended December 31, 2006 were $48.9 million and 49.5%, respectively, compared to $41.4 million and 57.4%, respectively, for the same period in 2005. The net loss ratio for the combined segments was 54.6% for the three months ended December 31, 2006 as compared to 58.3% in the same period of 2005.

    Operating expenses were $31.9 million for the three months ended December 31, 2006 as compared to $25.5 million for the same period in 2005.

    Net income for the fourth quarter of 2006 was $9.5 million compared to $6.6 million in 2005. Our annualized return on average equity was 20.7% for the fourth quarter of 2006 compared to 18.4% for the same period in 2005.

    On December 4, 2006, we issued $40 million of preferred stock
("Preferred Stock") to a subsidiary of CastlePoint Holdings, Ltd. As of January 26, 2007 all of the Company's Preferred Stock was fully redeemed.

    Full Year 2006 Financial Highlights

    Total revenues increased by 36.2% to $299.3 million for 2006 compared to $219.8 million for 2005. Net premiums earned increased by 36.2% to $224.0 million for the year ended December 31, 2006 compared to $164.4 million for 2005. During the year, we ceded to CastlePoint Reinsurance $155.2 million, or approximately 38% of gross premiums written in our insurance segment, under quota share reinsurance agreements. This is compared to a 25% quota share ceding percentage in the year ended December 31, 2005.

    Total commission and fee income increased 29.9% to $52.2 million for the year ended December 31, 2006 as compared to $40.2 million in 2005. Net investment income in 2006 increased 53.7% to $23.0 million versus $15.0 million in 2005. On a tax equivalent basis, the yield was 5.7% as of December 31, 2006 versus 5.2% as of December 31, 2005. The increase in net investment income is due to an increase in invested assets to $464.0 million as of December 31, 2006 compared to $357.2 million as of December 31, 2005. Net cash flow provided by operations of $134.0 million contributed to the increase in invested assets along with the issuance of trust preferred and Preferred Stock.

    Gross loss and loss adjustment expenses and the gross loss ratio for the Insurance and Reinsurance Segments combined for the year ended December 31, 2006 were $199.9 million and 55.0%, respectively, compared to $135.2 million and 56.8%, respectively, for 2005. The net loss ratio for the combined segments was 60.3% for the year as compared to 58.8% in 2005.

    Operating expenses were $114.2 million for the year ended December 31, 2006 as compared to $86.5 million for 2005.

    Our 2006 net income was $36.8 million compared to $20.8 million in 2005. Return on average equity was 22.2% for 2006 compared to 15.1% in 2005. For 2006, the return was calculated by dividing net income available to common stockholders of $36.6 million by an average common stockholders' equity of $164.6 million. For 2005, the return was calculated by dividing net income of $20.8 million by an average common stockholders' equity of $137.1 million.

    The effective income tax rate was 34.9% in 2006 compared to 34.8% in 2005.

    Dividend Declaration

    Tower Group, Inc. announced today that the Company's Board of Directors approved a quarterly dividend on February 22, 2007 of $0.025 per share payable March 30, 2007 to stockholders of record as of March 15, 2007.

    Additional Highlights

    On January 25, 2007, the Company participated in a private placement of $20.0 million of fixed/floating rate capital securities issued by Tower Group Statutory Trust VI. Interest distributions are initially at a fixed rate of 8.155% for the first five years and will then reset quarterly for changes in the three-month London Interbank Offered Rate ("LIBOR") plus 300 basis points. The net proceeds were used to redeem $20.0 million of the Preferred Stock on January 26, 2007.

    On January 26, 2007, the Company closed on its public offering of 2,704,000 shares of common stock at a public offering price of $31.25 per share. The Company's net proceeds were approximately $79.3 million. The Company used $20.0 million of these net proceeds to redeem its remaining $20.0 million of Preferred Stock.

    On February 5, 2007 the underwriters in the Company's common stock offering, partially exercised their overallotment option to acquire 340,600 shares of common stock. The exercise of the over-allotment option brings the Company's aggregate net proceeds from the offering to approximately $89.4 million.

    2007 Guidance

    For the first quarter of 2007, we project net income to increase from the first quarter of 2006 to a range between $9.9 million and $10.8 million. We project the diluted earnings per share in the first quarter to be in the range between $0.44 and $0.48 per diluted share. We have historically experienced seasonality between the fourth and first quarters with either lower or flat growth despite overall growth for the year. For the full year, we anticipate net income to increase to a range between $55 million and $57 million and diluted earnings per share to be between $2.40 and $2.50 per diluted share.

    About Tower Group, Inc.

    Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York, which is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals, and Tower National Insurance Company, which is also rated A- (Excellent) by A.M. Best Company. Tower Group's insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project", "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit Tower's website at http://www.twrgrp.com/.



                        Results of Operations
                  Insurance and Reinsurance Segments
                            Fourth Quarter

Revenues                                   2006      2005    % Change
Earned premiums
    Gross premiums earned                $ 98,714  $ 72,046      37.0%
    Less: Ceded premiums earned           (43,634)  (20,543)    112.4%
                                         --------- --------- ---------
     Net premiums earned                   55,080    51,503       6.9%
Ceded commission revenue                   12,580     7,197      74.8%
Policy Billings Fees                          304       215      41.5%
                                         --------- --------- ---------
Total                                      67,964    58,915      15.4%

Expenses
Loss and Loss Adjustment Expenses
     Gross loss and loss adjustment
      expenses                             48,889    41,371      18.2%
     Less: Ceded loss and loss
      adjustment expenses                 (18,790)  (11,344)     65.6%
                                         --------- --------- ---------
     Net loss and loss adjustment
      expense                              30,099    30,027       0.2%

Underwriting Expenses
     Commissions paid to producers         16,524    11,577      42.7%
     Other underwriting expenses           13,230    10,840      22.0%
                                         --------- --------- ---------
Total Underwriting Expenses                29,754    22,417      32.7%

Underwriting Profit                      $  8,111  $  6,471      25.3%
                                         ========= ========= =========


Key Measures
Written Premiums
  Gross                                  $121,066  $ 78,612      54.0%
  Ceded                                   (56,007)  (22,767)    146.0%
                                         --------- --------- ---------
  Net                                    $ 65,059  $ 55,845      16.5%
                                         ========= ========= =========
Loss ratios
  Gross                                      49.5%     57.4%
  Net                                        54.6%     58.3%
Accident Year Loss Ratio
  Gross                                      51.3%     57.5%
  Net                                        56.6%     58.5%
Expense ratios
  Gross                                      29.8%     30.8%
  Net                                        30.6%     29.1%
Combined ratios (GAAP)
  Gross                                      79.3%     88.2%
  Net                                        85.2%     87.4%




                        Results of Operations
                  Insurance and Reinsurance Segments
                              Full Year

Revenues                                  2006       2005    % Change
Earned premiums
    Gross premiums earned               $ 363,425  $237,833      52.8%
    Less: Ceded premiums earned          (139,437)  (73,397)     90.0%
                                        ---------- --------- ---------
     Net premiums earned                  223,988   164,436      36.2%
Ceded commission revenue                   43,130    25,218      71.0%
Policy Billings Fees                        1,129       868      30.1%
                                        ---------- --------- ---------
Total                                     268,247   190,522      40.8%

Expenses
     Loss and Loss Adjustment Expenses
     Gross loss and loss adjustment
      expenses                            199,863   135,198      47.8%
     Less: Ceded loss and loss
      adjustment expenses                 (64,738)  (38,584)     67.8%
                                        ---------- --------- ---------
     Net loss and loss adjustment
      expense                             135,125    96,614      39.9%

Underwriting Expenses
     Commissions paid to producers         58,633    38,788      51.2%
     Other underwriting expenses           46,738    35,436      31.9%
                                        ---------- --------- ---------
Total Underwriting Expenses               105,371    74,224      42.0%

Underwriting Profit                     $  27,751  $ 19,684      41.0%
                                        ========== ========= =========


Key Measures
Written Premiums
  Gross                                 $ 432,663  $300,107      44.2%
  Ceded                                  (187,593)  (88,325)    112.4%
                                        ---------- --------- ---------
  Net                                   $ 245,070  $211,782      15.7%
                                        ========== ========= =========
Loss ratios
  Gross                                      55.0%     56.8%
  Net                                        60.3%     58.8%
Accident Year Loss Ratio
  Gross                                      55.8%     57.3%
  Net                                        60.7%     59.0%
Expense ratios
  Gross                                      28.7%     30.8%
  Net                                        27.3%     29.3%
Combined ratios (GAAP)
  Gross                                      83.7%     87.6%
  Net                                        87.6%     88.1%




                        Results of Operations
                      Insurance Services Segment
                            Fourth Quarter

                                             2006    2005    % Change

Revenue
Direct Commission Revenue from Managing
 General Agency                             $1,175  $ 2,435     -51.8%
Claims Administration Revenue                  621      981     -36.7%
Other Administration Revenue                   737        -       0.0%
Reinsurance Intermediary Fees                  166      147      12.9%
Policy Billing Fees                              -        5       0.0%
                                            ------- -------- ---------
Total Revenues                               2,699    3,568     -24.4%
                                            ------- -------- ---------

Expenses
Direct Commissions Expense Paid to
 Producers                                     380    1,523     -75.0%
Other Insurance Services Expenses              843      569      48.2%
Claims Expense Reimbursement to TICNY          620      979     -36.7%
                                            ------- -------- ---------
Total Expenses                               1,843    3,071     -40.0%
                                            ------- -------- ---------

Insurance Services Pre-tax Income (Loss)    $  856  $   497      72.2%
                                            ======= ======== =========

Premium Produced by TRM on behalf of
 issuing companies                          $2,656  $10,289     -74.2%
                                            ======= ======== =========




                        Results of Operations
                      Insurance Services Segment
                              Full Year

                                            2006     2005    % Change

Revenue
Direct Commission Revenue from Managing
 General Agency                            $ 3,466  $ 9,148     -62.1%
Claims Administration Revenue                3,193    4,268     -25.2%
Other Administration Revenue                   737        -
Reinsurance Intermediary Fees                  577      688     -16.1%
Policy Billing Fees                              5       23
                                           -------- -------- ---------
Total Revenues                               7,978   14,127     -43.5%
                                           -------- -------- ---------

Expenses
Direct Commissions Expense Paid to
 Producers                                   1,925    5,051     -61.9%
Other Insurance Services Expenses            1,578    1,981     -20.3%
Claims Expense Reimbursement to TICNY        3,176    4,255     -25.4%
                                           -------- -------- ---------
Total Expenses                               6,679   11,287     -40.8%

Insurance Services Pre-tax Income          $ 1,299  $ 2,840     -54.3%
                                           ======== ======== =========

Premium Produced by TRM on behalf of
 issuing companies                         $12,926  $35,177     -63.3%
                                           ======== ======== =========




                          Tower Group, Inc.
                Consolidated Statements of Income and
                       Comprehensive Net Income
                             (Unaudited)

                         Three Months Ended      Twelve Months Ended
                            December 31,            December 31,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
                        ($ in thousands, except per share and share
                                           amounts)
Revenues
  Net premiums earned     $55,080     $51,503    $223,988    $164,436
  Ceding commission
   revenue                 12,580       7,197      43,130      25,218
  Insurance services
   revenue                  2,699       3,562       7,973      14,103
  Net investment
   income                   7,151       4,504      23,026      14,983
  Net realized gains
   (losses) on
   investments                 96         (92)         12         122
  Policy billing fees         304         221       1,134         892
                       ----------- ----------- ----------- -----------
    Total revenues         77,910      66,895     299,263     219,754
                       ----------- ----------- ----------- -----------
Expenses
  Loss and loss
   adjustment expenses     30,099      30,027     135,125      96,614
  Direct commission
   expense                 16,904      13,101      60,558      43,839
  Other operating
   expenses                14,957      12,367      53,675      42,632
  Interest expense          1,804       1,286       6,870       4,853
                       ----------- ----------- ----------- -----------
    Total expenses         63,764      56,781     256,228     187,938
                       ----------- ----------- ----------- -----------
Other Income
  Equity income in
   unconsolidated
   affiliate                  550           -         914           -
  Gain from issuance
   of common stock by
   unconsolidated
   affiliate                    -           -       7,883           -
  Warrant received
   from unconsolidated
   affiliate                    -           -       4,605           -
  Income before income
   taxes                   14,696      10,114      56,437      31,816
  Income tax expense        5,183       3,550      19,673      11,062
                       ----------- ----------- ----------- -----------
    Net income             $9,513      $6,564     $36,764     $20,754
                       =========== =========== =========== ===========

Comprehensive Net
 Income
  Net income               $9,513      $6,564     $36,764     $20,754
  Other comprehensive
   income:
    Gross unrealized
     investment
     holding gains
     (losses) arising
     during period          1,170      (2,240)      4,443      (6,664)
    Equity in net
     unrealized
     (losses) gains in
     investment in
     unconsolidated
     affiliate's
     investment
     portfolio                (41)          -         143           -
    Less:
     reclassification
     adjustment for
     net realized
     (losses) gains
     included in net
     income                   (96)         92         (12)       (122)
                       ----------------------- -----------------------
                            1,033      (2,148)      4,574      (6,786)
    Income tax
     (expense) benefit
     related to items
     of other
     comprehensive
     income                  (362)        752      (1,659)      2,382
                       ----------- ----------- ----------- -----------
    Total other
     comprehensive net
     Income (losses)          671      (1,396)      2,915      (4,404)
                       ----------- ----------- ----------- -----------
       Comprehensive
        Net Income        $10,184      $5,168     $39,679     $16,350
                       =========== =========== =========== ===========

 Earnings Per Share
   Basic earnings per
    common share            $0.47       $0.33       $1.85       $1.06
                       =========== =========== =========== ===========
   Diluted earnings
    per common share        $0.46       $0.32       $1.82       $1.03
                       =========== =========== =========== ===========

Weighted Average
 Common Shares
 Outstanding:
  Basic                19,798,141  19,632,158  19,750,309  19,571,081
  Diluted              20,483,388  20,200,584  20,147,318  20,147,073




                          Tower Group, Inc.
                     Consolidated Balance Sheets
                             (Unaudited)

                                                    December 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------
                                                  ($ in thousands)
Assets
Fixed-maturity securities, available-for-sale,
 at fair value (amortized cost $416,642 in
 2006 and $331,123 in 2005)                      $414,567    $326,681
Equity securities, available-for-sale, at fair
 value (cost $47,971 in 2006 and $31,239 in
 2005)                                             49,453      30,492
                                               ----------- -----------
    Total investments                             464,020     357,173
Cash and cash equivalents                         100,598      38,760
Investment income receivable                        4,767       3,337
Agents' balances receivable                        65,578      46,004
Assumed premiums receivable                            77       1,076
Ceding commission receivable                        3,237       8,727
Reinsurance recoverable                           118,003     104,811
Receivable -- claims paid by agency                 5,186       2,309
Prepaid reinsurance premiums                       94,063      43,319
Deferred acquisition costs net of deferred
 ceding commission revenue                         35,811      29,192
State income tax recoverable                            -         365
Deferred income taxes                                   -       3,204
Intangible assets                                   5,423       5,835
Fixed assets, net of accumulated depreciation      20,563       7,920
Investment in unconsolidated affiliate             27,944           -
Investment in common trust securities -
 statutory business trusts, equity method           2,045       1,426
Other assets                                        6,767       3,999
                                               ----------- -----------
Total Assets                                     $954,082    $657,457
                                               =========== ===========




                          Tower Group, Inc.
               Consolidated Balance Sheets (Continued)
                             (Unaudited)

                                                    December 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------
                                               ($ in thousands, except
                                                    par value and
                                                   share amounts)
Liabilities
Loss and loss adjustment expenses                $302,541    $198,724
Unearned premium                                  227,017     157,779
Reinsurance balances payable                       38,560      19,200
Payable to issuing carriers                           662       5,252
Funds held as agent                                 8,181       8,191
Funds held under reinsurance agreements            51,527      59,042
Accounts payable and accrued expenses              18,267      13,694
Deferred rent liability                             6,295           -
Payable for securities                              2,922           -
Other liabilities                                   3,515       2,867
Federal and state income taxes payable              1,163         460
Deferred income taxes                               1,255           -
Dividends payable                                     212           -
Subordinated debentures                            68,045      47,426
                                               ----------- -----------
   Total Liabilities                              730,162     512,635
                                               ----------- -----------


Stockholders' Equity
Series A perpetual preferred stock ($0.01 par
 value per share; 2,000,000 shares authorized;
 40,000 shares issued and outstanding in 2006
 with liquidation preference of $1,000 per
 share, net of $0.4 million of issuance costs      39,600           -
Common stock ($0.01 par value per share;
 40,000,000 shares authorized, 20,005,758 and
 19,872,672 shares issued in 2006 and 2005 and
 19,980,306 and 19,854,791 outstanding in 2006
 and 2005)                                            200         199
Paid-in-capital                                   113,168     111,066
Accumulated other comprehensive net income           (437)     (3,352)
Retained earnings                                  71,596      37,019
Treasury stock (25,452 shares in 2006 and
 17,881 in 2005)                                     (207)       (110)
                                               ----------- -----------
   Total Stockholders' Equity                     223,920     144,822
                                               ----------- -----------
   Total Liabilities and Stockholders' Equity    $954,082    $657,457
                                               =========== ===========



    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             Managing Vice President
             tsong@twrgrp.com